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                                                                   EXHIBIT 10.11

                             AGREEMENT TO INDEMNIFY


        THIS AGREEMENT TO INDEMNIFY (this "Agreement") is made and entered into as of this 16th day of November, 1998, by and between AremisSoft Corporation, a Nevada corporation ("AremisSoft"), and Dr. Lycourgos K. Kyprianou ("Dr. Kyprianou").

        WHEREAS, Dr. Kyprianou has agreed to continue to serve, as an officer and director of AremisSoft; and

        WHEREAS, as an inducement for Dr. Kyprianou to continue serving as an officer and director, AremisSoft desires to provide indemnification to the greatest extent permissible under the law; and

        WHEREAS, the parties to this Agreement intend to conduct their relationships hereunder on an arm's length basis.

        NOW THEREFORE, in consideration of the premises and mutual covenants contained herein and as an inducement for Dr. Kyprianou's continued service as an officer and director, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1. Definitions.

               a. "Expenses" shall mean any:

                      (1) With respect to any Indemnifiable Event, any expense, liability, lien, cost, assessment, penalty, damage, tax, demand, or loss, including attorneys' fees, judgments, fines, ERISA excise taxes and penalties, and amounts paid or to be paid in settlement thereof;

                      (2) Any interest, assessments, or other charges imposed on any of the items in part (i) above;

                      (3) Any federal, state, or local taxes and/or penalties imposed as a result of the actual or deemed receipt of any payments under this Agreement, and any Expense paid or incurred in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding relating to any Indemnifiable Event; and

                      (4) All claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees that Dr. Kyprianou shall incur or suffer, which arise, result from, or relate to any breach or inaccuracy of any of the representations and warranties of AremisSoft or the failure of AremisSoft to perform any

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of its covenants, agreements or obligations contained in this Agreement or in any instrument or other document delivered hereunder or in connection herewith.

               b. "Indemnifiable Event" shall mean any event or occurrence that takes place either before or after execution of this Agreement that is related to:

                      (1) The fact that Dr. Kyprianou is or was a director, officer, employee or agent of AremisSoft, or while a director, officer or agent is or was serving at the request of AremisSoft as a director, officer, employee, trustee, agent, or fiduciary of another corporation, partnership, joint venture, employment benefit plan, trust or other enterprise; or

                      (2) Anything done or not done by Dr. Kyprianou in any such capacity, whether or not the basis of the Proceeding is an alleged action in an official capacity as a director, officer, employee, or agent, or in any other capacity while serving as a director, officer or agent of AremisSoft.

               c. "Proceeding" shall mean any threatened, pending, or completed action, claim, demand, suit, arbitration or proceeding, or any claim, demand, inquiry, hearing, or investigation, whether conducted by AremisSoft or any other party, that Dr. Kyprianou in good faith believes might lead to the institution of any such action, suit, arbitration or proceeding, whether civil, criminal, in equity, administrative, investigative or other.

        2. Indemnification of Dr. Kyprianou. In the event Dr. Kyprianou was, is, or becomes a participant in, or is threatened to be made a participant in, a Proceeding by reason of (or arising in part out of) an Indemnifiable Event, AremisSoft shall indemnify Dr. Kyprianou from and against any and all Expenses to the fullest extent permitted by law, as the same exists or may hereafter be amended or interpreted (but in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits AremisSoft to provide broader indemnification rights than were permitted prior thereto). AremisSoft's obligation to indemnify Dr. Kyprianou shall apply whether or not there is any allegation that Dr. Kyprianou was acting beyond or outside his scope of authority as an officer, director or agent of AremisSoft. It is intended that this covenant of indemnification shall be construed as broadly as possible to include any claim, action, suit, proceeding or arbitration against Dr. Kyprianou without regard to whether or not Dr. Kyprianou was at fault.

        3. Payment of Expenses.

               a. If so requested by Dr. Kyprianou, AremisSoft shall from time to time, within ten (10) business days of such request, advance up to Ten Thousand Dollars ($10,000) in expenses to Dr. Kyprianou ("Expense Advance") for the purpose of paying legal retainers and deposits against anticipated Expenses. The provisions of this Section shall not in any way limit AremisSoft's obligation to indemnify Dr. Kyprianou.

               b. The AremisSoft shall promptly pay Dr. Kyprianou's Expenses reasonably incurred within thirty (30) days from Dr. Kyprianou's tender of invoices reflecting such Expenses.

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               c. If AremisSoft fails to pay any such Expenses within thirty
(30) days, AremisSoft shall pay to Dr. Kyprianou a late fee of one and one percent (1%) per month or part thereof until all such expenses are paid in full, in addition to all other damage suffered by Dr. Kyprianou.

               d. To the extent it is ultimately found that Dr. Kyprianou is not entitled to indemnification under the terms of this Agreement, AremisSoft shall be entitled to be reimbursed by Dr. Kyprianou for all such amounts (the "Reimbursed Amounts"), and Dr. Kyprianou hereby agrees to reimburse AremisSoft promptly for the same. Dr. Kyprianou's obligation to reimburse AremisSoft for the Reimbursed Amounts shall be unsecured and no interest shall be charged thereon.

        4. Notice and Opportunity to Defend. Dr. Kyprianou shall receive indemnification from AremisSoft in accordance with this Agreement as soon as practicable after Dr. Kyprianou has made written demand on AremisSoft for indemnification. If any Proceeding is initiated, or any claim or demand is made, against Dr. Kyprianou with respect to an Indemnifiable Event, then the Dr. Kyprianou shall give prompt written notice of such Proceeding to AremisSoft. AremisSoft shall, at its own expense and with its own counsel, if Dr. Kyprianou so chooses, defend or settle such Proceeding; provided, however, that: i) AremisSoft shall keep Dr. Kyprianou informed of all material developments and events relating to such Proceeding; ii) Dr. Kyprianou shall have the right to participate, at his own expense, provided that Dr. Kyprianou has requested that AremisSoft defend Dr. Kyprianou, in the defense of such Proceeding, and shall cooperate as reasonably requested by AremisSoft in the defense thereof; and iii) AremisSoft shall not settle such Proceeding without the prior written consent of Dr. Kyprianou, which consent shall not be unreasonably withheld. If AremisSoft defends Dr. Kyprianou under a reservation of rights with respect to any Proceeding, under such circumstances, the rights, duties and obligations of the parties and counsel shall be governed by San Diego Federal Credit Union v. Cumis Insurance Society, Inc. (1984) 162 Cal.App.3d 358 and California Civil Code
Section 2778 and AremisSoft shall provide to Dr. Kyprianou separate counsel paid for by AremisSoft.

        5. Partial Indemnification. If Dr. Kyprianou is entitled under any provision of this Agreement to indemnification by AremisSoft for a portion of Expenses, but not for the total amount of Expenses, AremisSoft shall indemnify Dr. Kyprianou for the portion to which Dr. Kyprianou is entitled.

        6. Limitation on AremisSoft. AremisSoft shall not settle any Proceeding in any manner that would impose any penalty or limitation on Dr. Kyprianou without Dr. Kyprianou's written consent. Dr. Kyprianou will not unreasonably withhold consent to a proposed settlement.

        7. Limitation on Dr. Kyprianou. Dr. Kyprianou shall not settle any Proceeding in any manner that would impose any penalty or limitation on AremisSoft without AremisSoft's written consent. AremisSoft will not unreasonably withhold consent to a proposed settlement.

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        AremisSoft shall not be liable to indemnify Dr. Kyprianou under this
Agreement with regard to any judicial award if AremisSoft was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.

        8. Non-Exclusivity. The rights of Dr. Kyprianou under this Agreement shall be in addition to any other indemnification rights Dr. Kyprianou may have under AremisSoft's articles of incorporation, bylaws, applicable law, or otherwise. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification than afforded currently under AremisSoft's articles of incorporation, bylaws, applicable law, or this Agreement, it is the intent of the parties that Dr. Kyprianou enjoy by this Agreement the greater benefits afforded by such change.

        9. Indemnification Not a Waiver. Dr. Kyprianou's right to indemnification pursuant to this Agreement shall not be deemed to be his exclusive remedy in connection with or arising from any Indemnifiable Event or the failure of AremisSoft to perform any of its covenants or obligations contained in this Agreement; and the exercise by Dr. Kyprianou of his right to demand and receive such indemnification shall not be deemed to prejudice, or to operate as a waiver of, any remedy to which he may be entitled at law or equity.

        10. Liability Insurance. To the extent AremisSoft maintains an insurance policy or policies providing directors' and officers' liability insurance, to the extent that Dr. Kyprianou may be covered by such policy or policies, Dr. Kyprianou shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any corporate director or officer.

        11. Subrogation. In the event of payment under this Agreement, AremisSoft shall be subrogated to the extent of such payment to all of the rights of recovery of Dr. Kyprianou, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable AremisSoft effectively to bring suit to enforce such rights.

        12. No Duplication of Payments. AremisSoft shall not be liable under this Agreement to make any payment in connection with any claim made against Dr. Kyprianou to the extent Dr. Kyprianou has otherwise received payment (under any insurance policy, bylaw, or otherwise) of the amounts otherwise indemnifiable under this Agreement.

        13. No Right to Set Off. AremisSoft shall have no right to set off the amount of any Expense with respect to which Dr. Kyprianou may be indemnified by AremisSoft hereunder against the amount of any obligation of Dr. Kyprianou to AremisSoft.

        14. Accounting of Profits Under Section 16(b). AremisSoft shall not be liable under this Agreement to make any payment in connection with any claim made against Dr. Kyprianou for an accounting of profits made from the purchase or sale by Dr. Kyprianou of securities of AremisSoft within the meaning of
Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto, or similar provisions of any state statute or common law.

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        15. Authorization; Binding Nature of Agreement. AremisSoft has all
necessary power and authority to enter into and perform its obligations under this Agreement, and the execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of AremisSoft and its officers, directors and shareholders. No authorization, consent or approval of or filing with any governmental authority or any other person is required to be obtained or made by AremisSoft in connection with the execution, delivery or performance of this Agreement.

        16. Confidentiality. Unless otherwise required by law, including required disclosure under federal and state securities laws, AremisSoft agrees to, and shall undertake all necessary action required to, keep confidential all information which relates to any Indemnifiable Event, Expense or any other transaction or defense or indemnity arising out of this Agreement which relates to Dr. Kyprianou.

        17. Amendment of this Agreement. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall operate as a waiver of any other provisions hereof, nor shall such waiver constitute a continuing waiver.

        18. Binding Effect. This Agreement shall be binding on and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business and/or assets of the AremisSoft), assigns, spouses, heirs and personal and legal representatives. AremisSoft shall require and cause its successor to expressly assume and agree to perform this Agreement in the same manner and to the same extent that AremisSoft would be required to perform if no such succession had taken place. The indemnification provided under this Agreement shall continue for Dr. Kyprianou for any action taken or not taken while serving in an indemnified capacity pertaining to an Indemnifiable Event even though Dr. Kyprianou may have ceased to serve in such capacity at the time of any Proceeding.

        19. Maintenance of Obligation to Indemnify. AremisSoft hereby covenants and agrees that it shall not permit the indemnification provided to Dr. Kyprianou as set forth in this Agreement to be compromised, restricted, limited, or eliminated in any manner, including by way of amendment of AremisSoft's bylaws and other governing documents.

        20. Severability. If any portion of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, void or unenforceable.

        21. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California applicable to contracts made and to be

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performed in such state without giving effect to the principles of conflicts of laws, except that California law shall be applied in determining the scope and extent of the phrase "to the fullest extent permitted by law," in Section 2 of this Agreement.

        22. Further Assurances. Each party shall execute such instruments and other documents, and take such action as may be required, as the other party may reasonably request, for the purpose of carrying out or evidencing the transactions contemplated hereby.

        23. Attorneys' Fees. In the event of the bringing of any action, suit or arbitration by a party hereto against another party hereunder by reason of any breach of any of the covenants or agreements or any inaccuracies in any of the representations and warranties on the part of any party arising out of this Agreement, then in that event, the prevailing party in such action, suit, arbitration or dispute, whether by final judgment, or out of court settlement shall be entitled to have and recover of and from the other parties all costs and expenses of suit, including actual attorneys' fees.

        24. Binding Arbitration. Any claim, dispute, or controversy arising out of this Agreement, or breach thereof, shall be resolved by submission to binding arbitration.

               a. Arbitration Notice. The arbitration shall commence upon any party sending to any other party to this Agreement a notice in writing (the "Arbitration Notice") demanding arbitration and specifying the issue(s) to be arbitrated and all relief sought (the "Arbitration Matter").

               b. Selection of Arbitrators. The arbitrators shall be chosen as follows:

                      (1) The parties, or their legal representatives, may agree in writing upon a sole arbitrator. In the event they cannot so agree each side shall, within fifteen (15) days after the giving of the Arbitration Notice, exchange a list of acceptable arbitrators consisting of attorneys at law, and from that list each side may reject all but one arbitrator from each list. The acceptable arbitrators shall constitute a new list and the process shall be repeated until three (3) acceptable arbitrators are designated who shall constitute the "Arbitration Panel." If three (3) acceptable arbitrators are not appointed within thirty (30) days after giving the Arbitration Notice, Superior Court of the State of California for the County of Sacramento shall, upon the filing of a petition by any of the parties hereto pursuant to the provisions of California Code of Civil Procedure Section 1281.6 (or any successor section), and after a hearing at which all parties are afforded an opportunity to be present and be heard, select a the neutral arbitrator from a list of five (5) persons obtained by the court from the parties jointly or, if they cannot agree, from the Sacramento County office of the American Arbitration Association.

               c. Books and Records. The parties agree to make available to the Arbitration Panel all books, records, schedules, and other information requested by it. Such matters are to be made available to the Arbitration Panel at such times as are deemed necessary by it to make its decision as herein provided. The Arbitration panel shall have all those powers set forth in Section 1282.6 of California Code of Civil Procedure including, but not limited to, those powers relating to the production of books, records, documents and other evidence.

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               d. Discovery. The parties may conduct such discovery, and the
Arbitration Panel shall have such discovery powers, as are set forth in the California Code of Civil Procedure Section 1283.05. The Arbitration Panel shall be empowered to grant all provisional relief permitted by the California Code of Civil Procedure. In addition to all other arbitration rights hereby provided, the provisions of Sections 1282.2, 1282.4 and 1282.6 of the California Civil Code shall apply. In addition to any and all arbitration rights hereby provided, the arbitration proceedings and discovery shall be conducted pursuant to Sections 1282 et seq. of California Code of Civil Procedure, including, without limitation, the provisions of Sections 1282.2, 1282.4, 1283 and 1283.5.

               e. Enforcement. Enforcement of the Arbitration Panel's award shall be effected pursuant to California Civil Code Sections 1281 et seq. However, the provisions of California Code of Civil Procedure Section 1281.8 shall not apply and the Arbitration Panel shall be specifically empowered to grant all provisional remedies permitted under the California Code of Civil Procedure.

               f. Location. The arbitration shall take place in the County of Sacramento, State of California, at a time and place selected by the Arbitration Panel or at such other time and location as is acceptable to all parties. Notice in writing of such time and place shall be given by the Arbitration Panel to each party at least thirty (30) days prior to the date so fixed.

               g. Time Periods. The Arbitration Panel shall diligently, expeditiously, and in good faith hear and decide the Arbitration Matter under consideration, within the limits and subject to the standards set forth in this Agreement. In any event, such decision shall be rendered not later than thirty
(30) days after the arbitration hearing is conducted. If there is only one (1) arbitrator, his decision shall be final and binding; if there are three (3) arbitrators, the agreed decision of any two (2) of them shall be final and binding. If no two (2) of the arbitrators are able to agree upon a decision, the decision of the neutral third arbitrator shall be final and binding. The Arbitration Panel shall prepare an award in writing which reflects the final decision of the Arbitration Panel and a copy of same shall be delivered to each party hereto. Judicial confirmation, correction, or vacation of the decision of the Arbitration Panel shall be sought only in the Marin County Superior Court, which judgment may be enforced and shall be accorded full faith and credit in any court of competent jurisdiction, including any jurisdiction in which is located any real property which is the subject matter of the dispute.

               h. Binding Effect. The arbitration award shall be final, conclusive and binding on all parties thereto and shall be non-appealable. The costs of the arbitrators shall be borne by the losing party.

        25. Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

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                  To AremisSoft:             Roys Poyiadjis, President
                                             AremisSoft Corporation
                                             60 Bishopsgate
                                             London EC2N 4AJ
                                             England


                  With a copy to:            Scott E. Bartel, Esq.
                                             Bartel Eng Linn & Schroder
                                             300 Capitol Mall, Suite 1100
                                             Sacramento, CA  95814

                  To Dr. Kyprianou:          Dr. Lycourgos K. Kyprianou
                                             60 Bishopsgate
                                             London EC2N 4AJ
                                             England


        26. Effectiveness. This Agreement shall immediately become effective upon adoption by AremisSoft's Board of Directors. Notwithstanding the effectiveness of this Agreement, AremisSoft shall use its best efforts to have its Board of Directors approve this Agreement.

        27. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



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        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.



AREMISSOFT:                    AremisSoft Corporation



                               By:/s/ Roys Poyiadjis
                                  -------------------------------
                                     Roys Poyiadjis, President



DR. KYPRIANOU:


                               /s/ Dr. Lycourgos K. Kyprianou
                               ----------------------------------
                               Dr. Lycourgos K. Kyprianou, an individual

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